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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: August 30, 1996



                                    UST CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      MASSACHUSETTS                      0-9623                 04-2436093
 (STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.) (IRS EMPLOYER
        INCORPORATION)                                     IDENTIFICATION NO.)


         40 COURT STREET                                          02108
       BOSTON, MASSACHUSETTS                                   (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (617) 726-7000
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)



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


ITEM 2.  ACQUISITION OF ASSETS.

Acquisition of Walden Bancorp, Inc.

         On August 30, 1996, UST Corp. (the "Company") executed an agreement with Walden Bancorp, Inc. ("Walden") of Acton, Massachusetts pursuant to which the Company agreed to acquire Walden (the "Merger"). On January 3, 1997, the Company consummated the Merger. Walden is the bank holding company for two community banks, The Co-operative Bank of Concord ("Concord") and The Braintree Savings Bank ("Braintree"), which operate an aggregate of seventeen (17) branches in the Massachusetts counties of Middlesex, Norfolk and Plymouth. The transaction was structured as a tax-free exchange of 1.9 shares of the Company's common stock for each share of Walden common stock and accounted for as a pooling of interests. As of the closing date, the transaction was valued at approximately $207 million. A total of 10,125,540 shares of UST common stock were issued in exchange for the 5,329,232 Walden shares outstanding at the closing date.

         The Company hereby files its Unaudited Pro Forma Combined Financial Statements and Notes thereto in connection with the Merger as of December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Historical financial statements of UST (Incorporated by reference to UST's Annual Report on Form 10-K for its fiscal year ended December 31, 1995)

         (b) Historical financial statements of Walden (Incorporated by reference to Walden's Annual Report on Form 10-K for its fiscal year ended December 31, 1995)

         (c) Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 1994 and 1993 (Incorporated by reference to UST's Registration Statement on Form S-4 (Registration No. 333-15521) filed with the Securities and Exchange Commission on November 5, 1996)

         (d) Unaudited Pro Forma Combined Financial Statements and Notes thereto (Exhibit 99)

         (e)  Exhibits

         23.1 Consent of Arthur Andersen LLP (concerning UST financials).

         23.2 Consent of Arthur Andersen LLP (concerning Walden financials)

         99   Unaudited Pro Forma Combined Financial Statements and Notes
thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UST Corp.

                                      /s/ James K. Hunt

                                      James K. Hunt
                                      Executive  Vice  President,  Treasurer
                                      and Chief Financial Officer

Dated:  March 4, 1997

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
                           UST CORP. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                DECEMBER 31, 1996


The following Unaudited Pro Forma Condensed Combining Balance Sheet presents the combined financial position of UST Corp. ("UST") and subsidiaries and Walden Bancorp, Inc. and subsidiaries ("Walden") as of December 31, 1996, assuming the combination, which was consummated on January 3, 1997, had occurred as of December 31, 1996.

The accompanying pro forma information is based on historical balance sheet data of UST and Walden as of December 31, 1996, giving effect to the combination of UST and Walden under the pooling of interests method of accounting, UST's fourth quarter purchase of twenty former Bank of Boston and BayBank branches and the November sale of UST's former banking subsidiary, UST Bank/Connecticut. The combination of Walden with UST reflects the issuance of 1.9 shares of UST Common Stock in exchange for, and in cancellation of, each outstanding share of Walden Common Stock. The difference between the par value of the UST Common Stock issued and the par value of the Walden Common Stock acquired ($999,000) has been charged to Additional paid-in-capital.

The Unaudited Pro Forma Condensed Combining Balance Sheet should be read in conjunction with the Unaudited Pro Forma Condensed Combined Statements of Income contained herein and the historical financial statements and notes thereto of each of UST and Walden which are incorporated by reference in this Form 8-K/A. The Unaudited Pro Forma Condensed Combining Balance Sheet is presented for informational purposes only and is not necessarily indicative of the combined financial position that would have occurred if the combination of UST and Walden had been consummated on December 31, 1996, or at the beginning of the periods indicated or which may be obtained in the near future.

UST CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED
COMBINING BALANCE SHEET
DECEMBER 31, 1996


                                                        Historical        Historical       Adjustments       Pro Forma
(In thousands)                                             UST             Walden        (Notes 1 & 2)        Combined
                                                      ---------------  ----------------  ----------------- ---------------
Cash and Due From Banks, and Interest
  Bearing Deposits                                     $     111,532     $      28,537       $(13,500)      $     126,569
Excess Funds Sold                                            127,469            19,432         (4,000)            142,901
Securities:                                                                                                            -
  Available for Sale                                         528,174           142,180                           670,354
  Held to Maturity                                                 -           145,564                           145,564
Loans, net of Reserve for Possible Loan
Losses                                                     1,809,353           593,256                         2,402,609
Premises, Furniture and Equipment                             41,512            11,927                            53,439
Intangible Assets, net                                        53,878            12,948                            66,826
Other Real Estate Owned                                          688             1,104                             1,792
Other Assets                                                  34,008            40,681                            74,689
                                                      ===============  ================  ==============  ================
     Total Assets                                       $  2,706,614      $    995,629    $   (17,500)     $   3,684,743
                                                      ===============  ================  ==============  ================

Deposits:
  Demand and NOW Accounts                              $     799,279      $    182,430                    $      981,709
  Regular Savings                                            457,769           190,967                           648,736
  Money Market                                               243,749            69,310                           313,059
  Time Deposits                                              605,069           307,239                           912,308
                                                      ---------------  ----------------  --------------  ----------------
     Total Deposits                                        2,105,866           749,946                         2,855,812

Borrowed Funds                                               348,066           134,356         (4,000)           478,422
Other Liabilities                                             54,722            13,697         (4,400)            64,019
                                                      ---------------  ----------------  --------------  ----------------
     Total Liabilities                                     2,508,654           897,999         (8,400)         3,398,253
                                                      ----------------  --------------  ---------------  ----------------
Stockholders' Investment:
  Common Stock                                                11,262             5,326            999             17,587
  Additional Paid In Capital                                  75,710            35,937           (999)           110,648
  Retained Earnings                                          112,975            56,490         (9,100)           160,365
  Net Unrealized Loss on Securities
    Available for Sale                                        (2,453)             (123)                           (2,576)
  Deferred Compensation and Other                                466                 -                               466
                                                      ---------------  ----------------  --------------  ----------------
     Total Stockholders' Investment                          197,960            97,630          (9,100)          286,490
                                                      ---------------  ----------------  --------------  ----------------

                                                      ---------------  ---------------  ---------------  ---------------
     Total Liabilities and Stockholders'
     Investment                                         $  2,706,614      $    995,629     $   (17,500)    $   3,684,743
                                                      ===============  ================  ==============  ================


              See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                           UST CORP. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED

                      COMBINED STATEMENTS OF INCOME SUMMARY


The following Unaudited Pro Forma Condensed Combined Statements of Income give effect to UST's acquisition of Walden by combining the results of operations of UST for the year ended December 31, 1996, with the results of operations of Walden for the year ended December 31, 1996, on a pooling of interests basis, assuming the combination, which was consummated on January 3, 1997, had occurred as of January 1, 1996. Income per weighted average common share outstanding is based on the exchange ratio of 1.9 shares of UST for each share of Walden as specified in the Affiliation Agreement. The Unaudited Pro Forma Condensed Combined Statements of Income should be read in conjunction with the Unaudited Pro Forma Condensed Combining Balance Sheet appearing elsewhere in this Form 8-K/A. The Unaudited Pro Forma Condensed Combining Balance Sheet reflects an after-tax charge for estimated, as of the date hereof, merger and reorganization expenses of $9.1 million ($13.5 million pre-tax) net of an estimated 40% tax benefit (after excluding $2.5 million of nondeductible expense); however, since these expenses are nonrecurring, they have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income. The pro forma combined statements of income do not give effect to any anticipated cost savings in connection with the combination. The Unaudited Pro Forma Condensed Combined Statements of Income are presented for information purposes only and are not necessarily indicative of the combined results of operations that would have occurred if the combination of UST and Walden had been consummated on December 31, 1996 or at the beginning of the period indicated or which may be obtained in the future.

UST CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996


                                                            Historical          Historical            Pro Forma
          (In thousands, except share data)                    UST                Walden              Combined
                                                        --------------------  ------------------  --------------------
Interest Income
  Interest and Fees on Loans                                $      122,279       $      54,618       $       176,897
  Interest and Dividends on Securities                              34,317              18,871                53,188
  Interest on Excess Funds and Other                                 1,058               1,165                 2,223
                                                        -------------------  ------------------  --------------------
     Total Interest Income                                         157,654              74,654               232,308
                                                        -------------------  ------------------  --------------------
Interest Expense
  Interest on Deposits                                              45,256              26,369                71,625
  Interest on Borrowings                                            16,272               9,156                25,428
                                                        -------------------  ------------------  --------------------
     Total Interest Expense                                         61,528              35,525                97,053
                                                        -------------------  ------------------  --------------------
                                                        -------------------  ------------------  --------------------
Net Interest Income                                                 96,126              39,129               135,255

Provision (Credit) for Possible Loan Losses                       (18,600)               1,300               (17,300)
Net Interest Income after Provision
                                                        -------------------  ------------------  --------------------
  (Credit) for Possible Loan Losses                                114,726              37,829               152,555
                                                        -------------------  ------------------  --------------------
Non-Interest Income
  Asset Management Fees                                             12,569                   -                12,569
  Fees and Charges                                                  14,249               3,509                17,758
  Mortgage Loan Servicing Fees                                           -               2,394                 2,394
  Gain on Sale of Subsidiary Bank                                    6,806                   -                 6,806
  Securities Gains, net                                              1,113                  51                 1,164
  Gain on Sale of Loans                                                  -                  17                    17
  Other                                                              2,551                 957                 3,508
                                                        -------------------  ------------------  --------------------
     Total non-interest income                                      37,288               6,928                44,216
                                                        -------------------  ------------------  --------------------
Non-Interest Expense
  Salaries and Employee Benefits                                    48,009              14,047                62,056
  Occupancy and Equipment                                           11,735               4,142                15,877
  Foreclosed Asset and Workout Expense                               1,583                 139                 1,722
  Acquisition Charges                                                5,933                   -                 5,933
  Credit Card Processing Expense                                     5,356                   -                 5,356
  Deposit Insurance Assessment                                       3,954                   5                 3,959
  Other                                                             21,768               9,658                31,426
                                                        -------------------  ------------------  --------------------
     Total non-interest expense                                     98,338              27,991               126,329
                                                        -------------------  ------------------  --------------------
                                                        -------------------  ------------------  --------------------
Income before Taxes                                                 53,676              16,766                70,442

Income Tax Expense                                                  21,014               6,247                27,261
                                                        ===================  ==================  ====================
Net Income                                                  $       32,662       $      10,519       $        43,181
                                                        ===================  ==================  ====================
Weighted Average Number of Common
  Shares Outstanding                                            18,227,036           5,352,089            28,396,005

Net Income per Share                                        $         1.79       $        1.97       $          1.52

See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

NOTE 1:

The combination has been accounted for as a pooling of interests. Accordingly, pro forma financial information assumes that the combination was consummated as of the beginning of the periods indicated herein. Certain reclassifications have been made to the accounts of Walden in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to UST presentation. Pro forma results of operations do not reflect nonrecurring items of income and expense relating directly from the proposed Affiliation.

The effect of an estimated, as of the date hereof, one-time after-tax charge of $9.1 million, ($13.5 million pre-tax), to be taken by UST in connection with the combination, has been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as a reduction in cash and retained earnings, net of a 40% tax benefit of $4.4 million recorded in other liabilities after excluding $2.5 million of nondeductible expense. The charge has not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income since it is nonrecurring. The pro forma financial information does not give effect to any cost savings in connection with the combination.

NOTE 2:

The pro forma stockholders' investment accounts of UST and Walden have been adjusted in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet to reflect the issuance of shares of UST Common Stock in exchange for all of the outstanding shares of Walden Common Stock. The number of shares of UST Common Stock issued pursuant to the acquisition of Walden was based upon the number of Walden shares outstanding as of December 31, 1996, and the exchange ratio of 1.9 shares of UST Common Stock for each share of Walden Common Stock as specified in the Affiliation Agreement. The difference between the par value of the UST Common Stock issued ($0.625 per share) and the par value of the Walden Common Stock acquired ($1.00 per share) has been charged to Additional paid-in-capital.

NOTE 3:

Pro forma earnings per share amounts in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are based on the weighted average number of common shares of the constituent companies outstanding during the period assuming an exchange ratio of 1.9 shares of UST Common Stock for each share of Walden Common Stock as specified in the Affiliation Agreement.

Note 4:

         In June 1996, UST's principal banking subsidiary, USTrust, entered into a definitive agreement with The First National Bank of Boston ("FNBB") and its parent company, Bank of Boston Corporation, pursuant to which USTrust agreed to purchase twenty banking branches (the "Branch Purchase") of FNBB and BayBank, N.A. ("BayBank"). The transaction was consummated in November and December 1996 and included the assumption of an aggregate of $527 million in demand deposits, NOW accounts, regular savings and money market accounts; $140 million in certificates of deposit and $77 million of repurchase agreements. USTrust received $18 million in premises and equipment and $508 million in commercial, residential real estate and other loans with businesses and consumers, and the remainder in cash, net of a premium equal to 7 percent of the average deposit liabilities assumed, or approximately $49 million. USTrust recorded a pre-tax provision of $5.1 million for acquisition expenses related to the Branch Purchase which is reported as other expense in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income. The Branch Purchase provision for acquisition expenses consisted primarily of customer related expenses such as direct mailings, replacement checks and ATM and debit cards, promotions, target advertising, professional services and various incentive programs directed toward the customers of the branches acquired. Since the Branch Purchase does not represent the acquisition of a business, separate entity or subsidiary of the seller, and there are no historical financial statements related thereto, the effect of the Branch Purchase is included only since the dates on which the deposit liabilities were assumed and the assets were purchased.

         On November 29, 1996, UST completed the sale of its Connecticut banking subsidiary, UST Bank/Connecticut ("UST/Conn"). Under the terms of the transaction, UST received cash of $13.4 million representing UST/Conn's adjusted capital plus a deposit premium of 7 percent. As a result, UST recorded a $6.8 million gain on the sale. Also, in connection with the sale of UST/Conn, UST recorded a one-time provision of $830,000 for the remaining obligation to fund the UST/Conn Directors' retirement plan. Both the $6.8 million gain on sale and $830,000 expense provision are included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income.